Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AGREEMENT

     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT dated as of May 1, 2005 (this “Amendment”), is between WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).

RECITALS

     A. The Borrower and the Bank entered into that certain Second Amended and Restated Loan Agreement dated as of April 30, 2003, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of April 30, 2004 (collectively, the “Agreement”); and

     B. The Borrower desires to extend the maturity date of Note 3 to June 1, 2005.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which me hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

     2. AMENDMENTS TO THE AGREEMENT.

          2.1 Amendment to Section 3(d) of the Agreement. Section 3(d) of the Agreement is hereby amended as of the date hereof by deleting the date “May 1, 2005” and inserting the date “June 1, 2005”.

          2.2 Interest. Notwithstanding anything to the contrary contained in Section 3 of the Agreement, interest on the Revolving Note shall be due and payable on June 1, 2005 and interest shall be calculated on the three month LIBOR Rate in effect on May 1, 2005.

          2.3 Note 3. All references in the Loan Agreement to the Revolving Note in the form of Exhibit “C” to the Loan Agreement shall be deemed to be references to the Note 3 in the form of Exhibit “A-1” attached hereto and made a part hereof.

     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

          3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

          3.2 No. Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

          3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

          3.4 No Default. As of the date hereof, no Event of Default under Section 9 of the Agreement, as amended by this Amendment or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

          3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such Changes as are specifically permitted under the Agreement,

4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

(a)	This Amendment duly executed by the Borrower;

(b)	A $25,000,000 Revolving Note in the form attached hereto as Exhibit A-1 duly executed by the Borrower; and

(c)	Such other documents and instruments as the Bank reasonably requests.

5. GENERAL.

          5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

          5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and Their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

          5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

LASALLE BANK NATIONAL	WINTRUST FINANCIAL
ASSOCIATION	CORPORATION

By:	By:

Its:	Its:

EXHIBIT A-1

REVOLVING NOTE

$25,000,000	Dated as of May 1, 2005

     FOR VALUE RECEIVED, WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Maker”) promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”) the lesser of the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000), or the aggregate unpaid principal amount outstanding under the Loan Agreement dated even date herewith (as amended from time to time, the “Loan Agreement”) between the Bank and the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rates of interest and the times set forth in the Loan Agreement. All unpaid principal, and accrued interest, if not paid sooner, shall be due and payable in full on June 1, 2005.

     This Note shall be available for direct advances.

     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

     This Note evidences indebtedness incurred under the Second Amended and Restated Loan Agreement dated as of April 30, 2003, as amended from time to time, between the Maker and the Bank, to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits provided for in the Loan Agreement.

     The Maker agrees that in action or proceeding instituted to collect or enforce collection of this Note, the amount on the Bank’s records shall be conclusive and binding evidence, absent demonstrable error, of the unpaid principal balance of this Note.

     This Note is in replacement and substitution of, but not repayment for, a Revolving Note of the Borrower dated April 30, 2004 in the principal amount of $25,000,000 and is in no way intended to constitute a novation therefor.

WINTRUST FINANCIAL CORPORATION

By:

Its: